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EXHIBIT 23.02

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Amendment No. 1) of our report dated January 17, 2003, except for Note 14, which is as of March 5, 2004, relating to the financial statements and financial statement schedule, which appears in Insignia Solutions plc's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 23, 2004

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  EXHIBIT 23.02
CONSENT OF INDEPENDENT ACCOUNTANTS